Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	781.332.7268
Email:	cduarte@onebeacon.com
Web site:	www.onebeacon.com

ONEBEACON SELLS RENEWAL RIGHTS TO
NON-SPECIALTY COMMERCIAL BOOK

CANTON, Massachusetts (December 3, 2009) — OneBeacon Insurance Group (NYSE:OB) today announced that it has sold the renewal rights to its non-specialty Commercial Lines business to The Hanover Insurance Group, Inc. (NYSE:THG). The transaction includes small commercial accounts and the non-specialty portion of the middle-market business, beginning with January 1, 2010 effective dates. Direct premiums for the affected book total approximately $490 million. As consideration, OneBeacon will receive $23.25 million plus 10 percent for premiums renewed above $200 million.

Specialty and Personal Lines are not affected. In addition, OneBeacon will keep its Technology, Financial Services, Excess Property and Property Inland Marine Commercial segments.

Mike Miller, OneBeacon CEO, said “This step clearly demonstrates OneBeacon’s principal focus as a specialty insurance company, with roughly $1 billion - or two-thirds - of our premium derived from Specialty Lines going forward. The capital freed up from the highly competitive Commercial markets enhances our financial flexibility, as we continue to grow our Specialty businesses.”

Continued Miller, “Through The Hanover, we have identified a partner committed to building its commercial lines capabilities. We are pleased that they will be offering jobs to many of our talented commercial lines employees. Both organizations are committed to ensuring a seamless transition process for affected agents and policyholders. OneBeacon will continue to service its in-force book of business and related claims.”

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s specialty businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, Technology, Financial Services, Excess Property and Property Inland Marine.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope while personal lines business is concentrated in the Northeastern United States. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.